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                                                                  EXHIBIT 10.23



                 COVENANT NOT TO SUE AND NONDISCLOSURE AGREEMENT



         In consideration of the purchase by Intel Corporation ("Intel") of shares of capital stock of GlobeSpan, Inc. ("Company"), pursuant to a Series A Preferred Stock Purchase Agreement dated as of May 6, 1999 (the "Purchase Agreement"), Company and Intel agree to the terms and obligations of this letter agreement ("Agreement"). Initially capitalized terms not defined herein shall have the meanings assigned to them in the Purchase Agreement.

1.       DEFINITIONS

         1.1 "Assert" means to bring an action of any nature before any legal, judicial, arbitration, administrative, executive or other type of body or tribunal that has or claims to have authority to adjudicate such action in whole or in part. Examples of such body or tribunal include, without limitation, united states state and federal courts, the united states international trade commission and any foreign counterparts of any of the foregoing.

         1.2 "Chipset" means any integrated circuit designed to be connected directly to an Intel microprocessor.

         1.3 "Company's Products" means all products manufactured by or for Company.

         1.4 "Intel's Products" means all microprocessors manufactured by or for Intel; and all Chipsets manufactured by or for Intel.

         1.5 "Patent Rights" means with respect to the subject party all of such party's rights arising from or related to all classes or types of patents, utility models and design patents (including, without limitation, originals, divisions, continuations, continuations-in-part, extensions or reissues) and applications for these classes or types of patent rights and any equivalent rights in all countries of the world that are owned or controlled by such party.

2.       COVENANT NOT TO SUE

         2.1 Covenant Not to Sue. Company agrees that, for so long as Intel maintains an investment in Company of at least 1% of the Company's outstanding capital stock, Company shall not Assert any Patent Right against Intel, its subsidiaries or affiliates, or their customers (direct or indirect), distributors (direct or indirect), agents (direct or indirect) and contractors (direct or indirect) (collectively, the "Intel Parties") for the manufacture, use, import, offer for sale or sale of any of Intel's Products or any process or method employed in the manufacture, testing, distribution or use thereof for so long as Intel does not Assert any Patent Right against Company, its subsidiaries or affiliates, or their customers (direct or indirect), distributors (direct or indirect), agents (direct or indirect) and contractors (direct or indirect) for the manufacture, use, import, offer for sale or sale of the Company's Products or any process or method employed in the



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                  manufacture, testing, distribution or use thereof. This
                  covenant not to sue shall not prevent Company from Asserting any Patent Right against Level One, Inc., or its customers (direct or indirect), distributors (direct or indirect), agents (direct or indirect) and contractors (direct or indirect), or against any Intel Party, in connection with any product or technology or intellectual property that is, or is derived from, any Level One, Inc. product, technology or intellectual property. This covenant not to sue shall take effect only after the required investment level in Company by Intel has been achieved, and shall survive any termination or expiration of this Agreement and shall remain in full force and effect until mutually agreed otherwise by the parties.

         2.2 Assignment. If either party ("assigning party") assigns or attempts to assign ownership of any of its Patent Rights to a third party not bound by this covenant not to sue (whether directly or by operation of law), then effective immediately prior to such assignment or attempted assignment, the assigning party agrees that the other party shall have a nonexclusive, nontransferable license, without right of sublicense, under such assigned Patent Rights to make, use, sell, offer for sale and import such party's Products. This conditional license shall survive any termination or expiration of this Agreement and shall remain in full force and effect until mutually agreed otherwise by the parties.

3.       NONDISCLOSURE AGREEMENT

         3.1 Disclosure of Terms. The terms and conditions of this Agreement, the Purchase Agreement and the agreements contemplated by the Purchase Agreement (collectively, the "Financing" or "Financing Terms"), including their existence, shall be considered confidential information and shall not be disclosed by any party hereto and any third party except in accordance with the provisions set forth below. As between the Company and Intel, this Agreement shall replace Section 7.15 of the Purchase Agreement except for the last sentence thereof.

         3.2 Press Releases, Etc. Within sixty (60) days of the Closing, the Company may issue a press release in a form approved in advance in writing by Intel, which approval shall not unreasonably be withheld, disclosing that the Investors have invested in the Company; provided that the release does not disclose any of the Financing Terms. The Company may also provide such information in its filings with the Securities and Exchange Commission in connection with its pending Registration Statement on Form S-1 (the "Registration Statement") as may be required to comply with its legal obligations. For each amendment to the Registration Statement other than (i) amendment number 2 or (ii) any amendment that does not make a change in the language regarding Intel Corporation the Company shall give Intel a copy of such amendment at least 24 hours before such amendment is filed and Intel Corporation will have the opportunity to provide reasonable comments to the disclosure regarding the Financing within such period. Notwithstanding any other provision of this Agreement, for any subsequent filings by the Company with the Commission, the Company may include the disclosure in substantially the form provided in the Registration Statement. No other announcement regarding any Investor's participation in the Financing shall be made in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public without such Investor's prior written consent.

         3.3 Permitted Disclosures. Notwithstanding the foregoing, (i) any party may disclose any of the Financing Terms to its current or bona fide prospective investors, employees, investment bankers, lenders, accountants and attorneys, in each case only where such persons or entities are under appropriate nondisclosure




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                  obligations; (ii) any party may disclose (other than in a
                  press release or other public announcement described in
                  Section 3.2) solely the fact that the Investors are investors in the Company to any third parties without the requirement for the consent of any other party or nondisclosure obligations; and (iii) Intel may disclose its investment in the Company and the Financing Terms to third parties or to the public at its sole discretion and, if it does so, the Company shall have the right to disclose to third parties any such information disclosed in a press release or other public announcement by Intel.

         3.4 Legally Compelled Disclosure. In the event that any party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of this Agreement, the Purchase Agreement or any of the Financing Terms hereof, in contravention of the provisions of this Section 3, such party (the "Disclosing Party") shall provide the other parties (the "Nondisclosing Parties") with prompt written notice of that fact so that the appropriate party may seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information to the extent reasonably requested by any Non-Disclosing Party.

         3.5 Other Information. The provisions of this Section 3 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties hereto with respect to the transactions contemplated hereby. Additional disclosures and exchange of confidential information between the Company and Intel Corporation shall be governed by the terms of the Corporate Non-Disclosure Agreement, No. 4055883, dated June 6, 1998, executed by the Company and Intel.

         3.6 Notices. All notices required under this section shall be made in compliance with Section 7.6 of the Purchase Agreement..

4.       MISCELLANEOUS.

         4.1 This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         4.2 This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         4.3 This Agreement may not be amended or modified without the written consent of Intel and the Company, nor shall any waiver be effective against any party unless in a writing executed on behalf of such party.

         4.4 If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.



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         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.



GLOBESPAN, INC.                             INTEL CORPORATION

By:_________________________________        By:_________________________________

Name:_______________________________        Name:_______________________________

Title:______________________________        Title:______________________________










                                 SIGNATURE PAGE
                               COVENANT NOT TO SUE